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                                                                     EXHIBIT 3.1


                                     [LOGO]



                          CERTIFICATE OF INCORPORATION

                          OF A PUBLIC LIMITED COMPANY



                               Company No. 4617139



The Registrar of Companies for England and Wales hereby certifies that

BIOPROGRESS PLC

is this day incorporated under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, London, the 13th December 2002



                                                  [SEAL]
                                        THE OFFICIAL SEAL OF THE
                                         REGISTRAR OF COMPANIES



                              [SEAL]
                          COMPANIES HOUSE
                          -for the record-